EXHIBIT 31.3
Certification Pursuant to Exchange Act Rule 13a-14(a) and Rule 15d-14(a)
Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, James M. Burke, certify that:
1.I have reviewed this Amendment No. 1 on Form 10-K/A of The Community Financial Corporation.
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 14, 2023	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer
(Principal Executive Officer)